UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2025

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 1, 2025, Velo3D, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), with the Secretary of State of the State of Delaware to remove Section 1 of Article VIII of the Certificate of Incorporation, which prohibited stockholder action by written consent without a stockholder meeting. The Amendment became effective on July 1, 2025.

As more fully described herein, the Company’s stockholders approved the Amendment at the Annual Meeting of Stockholders held on June 27, 2025 (the “Annual Meeting”). As a result of the Amendment, stockholders will be permitted to act by written consent to the extent permitted under the General Corporation Law of the State of Delaware.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the stockholders of the Company voted on four proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025, as supplemented by the supplement to the Proxy Statement filed with the SEC on June 16, 2025. There were 200,729,097 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), present at the Annual Meeting, online or by proxy, which constituted a quorum for the transaction of business.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.	To elect two Class I directors of the Company, each to serve a three-year term expiring at the 2028 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

2.	To ratify the appointment of Frank, Rimerman +Co. LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

3.	To approve an amendment to the Company’s certificate of incorporation, as amended, to effect a reverse stock split of Common Stock at a ratio, ranging from one-for-five (1:5) to one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board of Directors (the “Board”) without further approval or authorization of the Company’s stockholders; and

4.	To approve an amendment to the Company’s certificate of incorporation, as amended, to allow stockholders to act by written consent.

The final results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Adrian Keppler	192,982,263	146,343	7,600,491
Jason Lloyd	193,034,548	94,058	7,600,491

As a result, the stockholders elected each of Adrian Keppler and Jason Lloyd as Class I directors to serve until the 2028 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
200,188,533	58,515	482,049

As a result, the stockholders ratified the appointment of Frank, Rimerman + Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. There were no broker non-votes on this matter.

Proposal 3: Approval of the Certificate of Amendment to Effect a Reverse Stock Split of the Common Stock.

Votes For	Votes Against	Abstentions
193,529,676	6,242,373	957,048

As a result, the stockholders approved the amendment to the Company’s certificate of incorporation, as amended, to effect a reverse stock split of the Company’s Common Stock at a ratio, ranging from one-for-five (1:5) to one-for-fifty (1:50), with the exact ratio to be set within that range at the discretion of the Board without further approval or authorization of the Company’s stockholders.

Proposal 4: Approval of the amendment to the Company’s certificate of incorporation, as amended, to allow stockholders to act by written consent.

Votes For	Votes Against	Abstentions	Broker Non-Votes
191,459,746	320,822	1,348,038	7,600,491

As a result, the stockholders approved the amendment to the Company’s certificate of incorporation, as amended, to allow stockholders to act by written consent.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: July 2, 2025	By:	/s/ Arun Jeldi
Arun Jeldi
Chief Executive Officer